Exhibit 6.1

21 Products 3.3 AWARDS & RECOGNITION 3.2.1 TEQUILA COMISARIO ® BLANCO AWARDS 10 Double Gold | 7 Gold 95 #1 RATED BLANCO FOR MARGARITAS #1 PLACE WINNER – #1 BLANCO IN THE WORLD Cigar + Spirits Magazine – Margarita Challenge 2018 95 POINTS – #2 PLACE WINNER Cigar + Spirits Magazine – World Spirits Competition 2017 93 POINTS BIN Liquor Rank Competition 2019 – Superb 92 POINTS Beverage Testing Institute International Review of Spirits 2012 Beverage Testing Institute International Review of Spirits 2011 DOUBLE GOLD MEDALS Cigar + Spirits Magazine – World Spirits Competition 2021 Cigar + Spirits Magazine – World Spirits Competition 2019 GOLD MEDALS TAG Global Awards – Las Vegas 2022 Cigar + Spirits Magazine – World Spirits Competition 2018 Cigar + Spirits Magazine – West Coast Tasting 2013 Cigar + Spirits Magazine – OC Tasting 2012 Cigar + Spirits Magazine – OC Spirits Competition 2011 Spirits of Mexico Competition 2013 Spirits of Mexico Competition 2011 SILVER MEDALS San Diego International Spirits Competition 2013 Wine + Spirits Wholesalers Association (WSWA) 2012 2 GOLDEN STARS iTQi International Taste Awards 2018Beverage Testing Institute International Review of Spirits 2011 Wine + Spirits Wholesalers Association (WSWA) 2012

Products

3.3 AWARDS & RECOGNITION

3.3.1 TEQUILA COMISARIO® REPOSADO AWARDS

3 Double Gold | 4 Gold 94

92 POINTS BIN Liquor Rank Competition 2019 – Superb
94 POINTS Tastings - Exceptional

DOUBLE GOLD MEDAL
Cigar + Spirits Magazine – World Spirits Competition 2020
Cigar + Spirits Magazine – World Spirits Competition 2019
Wine + Spirits Wholesalers Association (WSWA) 2019
Wine + Spirits Wholesalers Association (WSWA) 2023

3.3.3 TEQUILA COMISARIO® AÑEJO AWARDS

1 Platinum | 12 Double Gold | 98

98 POINTS
Cigar + Spirits Magazine – Featured Spirits Ratings 2014 – Best New Tequila
96 POINTS – #3 PLACE WINNER
Cigar + Spirits Magazine – World Spirits Competition 2017
94 POINTS BIN Liquor Rank Competition 2019 – Exceptional
Beverage Testing Institute International Review of Spirits 2012 – Exceptional
Beverage Testing Institute International Review of Spirits 2011
Tequila.net 2008 – Excellent. Highly Recommended

AWARDS
TAG Global Awards – Las Vegas 2022
Cigar + Spirits Magazine – World Spirits Competition 2021
Cigar + Spirits Magazine – World Spirits Competition 2020
Cigar + Spirits Magazine – World Spirits Competition 2019
Cigar + Spirits Magazine – World Spirits Competition 2018
China Wine + Spirits Awards 2014 – Best Value
Cigar + Spirits Magazine – West Coast Tasting 2013
Cigar + Spirits Magazine – OC Spirits Competition 2011
Wine + Spirits Wholesalers Association (WSWA) 2023
Beverage Testing Institute International Review of Spirits 2012
Beverage Testing Institute International Review of Spirits 2011

3.3.4 EXTRA AÑEJO GRAN RESERVA AWARDS

DOUBLE GOLD
Cigar + Spirits Magazine – World Spirits Competition 2021
Wine + Spirits Wholesalers Association (WSWA) 2023

22 TEQUILA COMISARIO ULTRA PREMIUM
STELLAR SPIRITS & WINES INC.